POWER OF ATTORNEY

                The undersigned officers and trustees of FRANKLIN MANAGED TRUST, a Delaware statutory trust (the "Registrant"), hereby appoint BRUCE G. LETO, ALLISON M. FULLER, KRISTIN H. IVES, KAREN L. SKIDMORE, craig s. tyle, alison e. baur and STEVEN J. GRAY (with full power to each of them to act alone) his/her attorney-in-fact and agent, in all capacities, to execute, deliver and file in the names of the undersigned, any and all instruments that said attorneys and agents may deem necessary or advisable to enable the Registrant to comply with or register any security issued by the Registrant under the Securities Act of 1933, as amended, and/or the Investment Company Act of 1940, as amended, and the rules, regulations and interpretations thereunder, with respect to the Registrant’s Registration Statement on Form N-14 relating to the proposed reorganization of Franklin Large Cap Value Fund, a series of Franklin Value Investors Trust, with and into Franklin Rising Dividends Fund, a series of the Registrant, including any and all pre- and post-effective amendments thereto, any other document to be filed with the U.S. Securities and Exchange Commission and any and all documents required to be filed with respect thereto with any other regulatory authority.  Each of the undersigned grants to each of said attorneys, full authority to do every act necessary to be done in order to effectuate the same as fully, to all intents and purposes, as he/she could do if personally present, thereby ratifying all that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue hereof.

                This Power of Attorney may be executed in one or more counterparts, each of which shall be deemed to be an original and all of which shall be deemed to be a single document.

                The undersigned officers and trustees hereby execute this Power of Attorney as of the 4th day of December, 2015.

Donald G. Taylor*	William J. Lippman*
Donald G. Taylor, President and Chief Executive Officer- Investment Management	William J. Lippman, Trustee

Edward I. Altman*	Keith E. Mitchell*
Edward I. Altman, Trustee	Keith E. Mitchell, Trustee

Ann Torre Bates*	David W. Niemiec*
Ann Torre Bates, Trustee	David W. Niemiec, Trustee
Burton J. Greenwald*	Charles Rubens, II*
Burton J. Greenwald, Trustee	Charles Rubens, II, Trustee

Jan Hopkins Trachtman*	Robert E. Wade*
Jan Hopkins Trachtman, Trustee	Robert E. Wade, Trustee

Gregory E. Johnson*	Gregory H. Williams*
Gregory E. Johnson, Trustee	Gregory H. Williams, Trustee

Jennifer M. Johnson*	Laura F. Fergerson*
Jennifer M. Johnson, Trustee	Laura F. Fergerson, Chief Executive Officer-Finance and Administration

Robert G. Kubilis*
Robert G. Kubilis, Chief Financial Officer, Chief Accounting Officer and Treasurer